FOR IMMEDIATE RELEASE                                                                                               Exhibit 99(a)

July 31, 2003

                    THE WALT DISNEY COMPANY REPORTS EARNINGS FOR THE QUARTER AND NINE MONTHS ENDED JUNE 30, 2003

         BURBANK, Calif. - The Walt Disney Company today reported earnings for the quarter and nine months ended June 30, 2003.
         Revenues increased to $6.2 billion from $5.8 billion in the prior-year quarter and segment operating income increased to
$846 million from $828 million. Net income increased to $400 million from $364 million in the prior-year quarter and diluted earnings per share were $0.19 versus $0.18. During the current quarter, the Company recorded restructuring and impairment charges and a gain on the sale of the Anaheim Angels that offset each other. The prior-year quarter included a pre-tax gain of $34 million
($0.01 per share) on the sale of the Disney Store business in Japan.
         For the nine months, revenues increased to $20.0 billion from $18.7 billion in the prior-year period, while segment operating income remained flat at $2.3 billion. Net income and earnings per share decreased to $885 million and $0.43, respectively, from $1.1 billion and $0.52, respectively, in the prior-year period. Results for the nine months also include the first quarter pre-tax charge of $114 million ($0.04 per share) for the write-off of an investment in aircraft leveraged leases with United
Airlines. The prior-year nine-month period results also include a $216 million ($0.07 per share)¹ pre-tax gain on the sale of investments recorded in the first quarter of the prior fiscal year.
         "I am pleased to see improvements in our financial results, which I expect to accelerate over the next 12 to 18 months,"
said Michael Eisner, Disney chairman and CEO. "Disney's overarching strategy is to create great entertainment product with strong franchise potential and to extend that product prudently across our broad array of programming, theme park and other consumer product outlets. Our two most recent theatrical films exemplify that approach. The Disney/Pixar release Finding Nemo, with well over
$300 million in domestic box office receipts, and the Walt Disney Pictures film Pirates of the Caribbean, which has grossed over
$185 million in just three weeks, promise to contribute to our results in both the near term and for years to come."

Operating Results

Media Networks
         Media Networks revenues for the quarter increased to $2.5 billion from $2.1 billion in the prior-year quarter, while segment operating income increased to $384 million from $288 million. See Table A for further detail of Media Networks results.

¹Due to rounding, the impact of the Knight-Ridder gain was $0.06 per share for the first quarter of fiscal 2002 and $0.07 for the nine months and full year.

         Improved Broadcast results were driven by lower cost programming, including a number of new series at the ABC television network, and by higher advertising revenues. Increased advertising revenues reflected higher rates due to an improved advertising marketplace for the ABC television network and for the Company's owned television stations. Additionally, the prior-year quarter benefited from insurance proceeds related to the loss of a broadcast tower.
         Cable operating income declined somewhat, reflecting higher programming costs at ESPN, due principally to the NBA contract costs, which were only partially offset by incremental NBA-related advertising revenues. Additionally, the quarter reflected higher affiliate revenue due to both subscriber growth and contractual rate adjustments.

Parks and Resorts
         Parks and Resorts revenues for the quarter decreased to $1.7 billion from $1.8 billion in the prior-year quarter, and segment operating income decreased to $352 million from $467 million.
         Parks and Resorts results were driven principally by declines in hotel occupancy and theme park attendance at the Walt
Disney World Resort in Florida. Decreased hotel occupancy and theme park attendance at Walt Disney World reflected continued
disruption in travel and tourism, partially offset by the timing of Easter vacation, as the holiday occurred during the third quarter of the current year compared to the second quarter of the prior year. The attendance and occupancy declines were partially offset by higher guest spending due to ticket and other price increases in the fourth quarter of the prior year.

         At Disneyland, higher attendance and occupancy were offset by decreased guest spending and cost increases due to marketing efforts, higher employee benefits and new product offerings. The attendance and occupancy growth at Disneyland reflected the
Resident Salute program, the Annual Passport program and the 5-for-3 Day Disneyland Resort Park hopper, as well as the opening of new attractions and entertainment venues. Declines in spending were due to ticket mix.
         Additionally, results for the quarter reflected the elimination of royalties and management fees from Euro Disney as a result of the Company's agreement with Euro Disney as discussed below.
         During the quarter, the Company completed its sale of the Anaheim Angels baseball team. The sale resulted in a $16 million gain that is reported in gain on the sale of business in the consolidated statements of income.

Studio Entertainment
         Studio Entertainment revenues increased 5% to $1.4 billion and segment operating income increased to $71 million from $22 million in the prior-year quarter.
         Studio Entertainment results for the quarter were primarily driven by improvements in domestic theatrical motion picture distribution and international home video, partially offset by declines in domestic television distribution.

         Domestic theatrical motion picture distribution results improved on the strength of the successful release of
Disney/Pixar's Finding Nemo. Growth in international home video was driven by strong DVD sales, while the decline in domestic television distribution primarily reflected lower syndication revenues.

Consumer Products
         Revenues for the quarter increased to $497 million from $457 million in the prior-year quarter and segment operating income decreased to $39 million from $51 million in the prior-year quarter.
         Consumer Products results for the quarter were driven by decreases at the Disney Store, reflecting lower operating margins in North America as a result of promotional sales during the quarter. Additionally, Consumer Products results reflected higher administrative costs associated with the initiation of a brand management program, partially offset by increased publishing results.
Merchandise licensing results were comparable to the prior-year quarter and reflected increased earned royalties from direct-to-retail licenses in the current quarter.
         During the quarter, the Company announced that it is pursuing strategic options for the Disney Store in North America and
Europe, which may include a sale of the stores. In connection with this activity, the Company expects to continue closing a number of underperforming stores. During the quarter, the Company recorded charges totaling $15 million for fixed asset write-downs related to the stores in North America that it expects to close and for the cost of administrative headcount reductions. The charge is reported in restructuring and impairment charges in the consolidated statements of income. As store closures occur, we expect to incur additional charges related to lease termination costs and other actions that may be taken in connection with the disposition of the stores.

Corporate and Unallocated Shared Expenses
         Corporate and unallocated shared expenses increased to $117 million from $76 million in the prior-year quarter, reflecting additional costs associated with new finance and human resource information technology systems. Additionally, the prior-year quarter expenses were partially offset by gains on the sale of properties in the U.K.

Net Interest Expense and Other
         Net interest expense and other was as follows:
                                                                                   Quarter Ended
                                                                                      June 30,
                                                                       ---------------------------------------
(unaudited, in millions)                                                    2003                   2002
                                                                       ----------------       ----------------
Interest expense                                                          $      (160)           $      (187)
Interest and investment income (loss)                                              (8)                     2
                                                                           -----------            -----------
Net interest expense and other                                            $      (168)           $      (185)
                                                                           ===========            ===========

         Net interest expense decreased to $168 million from $185 million in the prior-year quarter, primarily due to lower average debt balances, partially offset by a loss incurred on the early retirement of Company debt securities.

Equity in the Income of Investees
         Income from equity investees, consisting primarily of Euro Disney, A&E Television, Lifetime Television and E! Entertainment
Television, increased to $102 million from $44 million in the prior-year quarter due to increases at the cable equity investments in the current quarter and the write-down of an investment in a Latin American cable operator in the prior-year quarter.

Euro Disney Investment
         Due to the slowdown in the European travel and tourism industry and its impact on Euro Disney's operations, on March 28,
2003 the Company agreed with Euro Disney not to charge royalties and management fees for the period from January 1, 2003 to
September 30, 2003, to the extent needed for Euro Disney to comply with a bank covenant regarding its operating income.
         During the third quarter, the travel and tourism situation in Europe worsened, and was exacerbated by strikes and work stoppages in France. This situation negatively impacted Euro Disney to a greater extent than expected at the end of the last quarter. As a result of these recent trends, Euro Disney has advised the Company that it no longer expects to achieve its previously projected levels of theme park attendance and hotel occupancy. Consequently, Euro Disney no longer expects to be in compliance with its bank covenants for fiscal 2003 or 2004, despite last quarter's agreement by the Company to reduce royalties and management fees described above. Based on these results, the Company will not collect any additional royalties and fees related to fiscal 2003.
         In response to this situation, Euro Disney has initiated discussions with its agent banks and the Company to obtain the necessary covenant waivers or modifications and to obtain supplemental financing to address Euro Disney's cash requirements with the goal of resolving these matters over the next several months. Such financing may include an extension or change in other terms associated with the Company's credit line or additional commitments from the Company. Without supplemental financing, Euro Disney no longer expects to generate sufficient cash flow to meet its debt service obligations in fiscal 2004, including the repayment of the
Company's credit line. In the absence of obtaining the covenant waivers or modifications, Euro Disney lenders could accelerate the maturity of Euro Disney's debt, and should that occur, Euro Disney would be unable to meet its obligations. Should Euro Disney be unable to obtain the covenant waivers or modifications and additional financing, some or all of the Company's $522 million Euro
Disney investment and receivables would likely become impaired. The Company believes that Euro Disney will ultimately obtain the requisite covenant waivers or modifications and additional financing; however, there can be no assurance that these efforts will be successful.

Fourth Quarter Accounting Change
         EITF No. 00-21, Revenue Arrangements with Multiple Deliverables (EITF 00-21) becomes effective in the fiscal fourth quarter. This new accounting rule addresses revenue recognition for revenues derived from a single contract that contains multiple products or services. The rule provides additional requirements as to when such revenues may be recorded separately for accounting purposes. Historically, the Company has recognized the NFL broadcast portion of ESPN's affiliate revenue when the NFL games were aired, as ESPN's affiliate contracts provided a basis for allocating such revenue between NFL and non-NFL programming. Under separate accounting rules, the cost of the NFL rights has also been recognized as the games were aired. Accordingly, the Company has recognized both the NFL revenues and NFL costs in the quarters the games were aired.
         Under EITF 00-21's requirements for separating the revenue elements of a single contract, the Company will no longer be allocating ESPN's affiliate revenue between NFL and non-NFL programming for accounting purposes. As a consequence, the Company will no longer be able to match NFL revenue with NFL costs as all ESPN affiliate revenue (including the NFL portion) will be recognized ratably throughout the year, while NFL contract costs must continue to be recognized in the quarters the games are aired. This accounting change impacts only the timing of revenue recognition and has no impact on cash flow. As a result of this change, the
Media Networks segment will report significantly reduced revenue and profitability in the first fiscal quarter when the majority of the NFL games are aired, with commensurately increased revenues and profits in the second and third fiscal quarters. The impact on the fourth fiscal quarter is less significant due to the fewer number of games.
         The Company is electing to adopt this new accounting rule using the cumulative effect approach. In the fourth quarter, the
Company will record an after-tax charge of $71 million for the cumulative effect of a change in accounting as of the beginning of fiscal year 2003. This amount represents the revenue recorded for NFL games in the fourth quarter of fiscal year 2002 which would have been recorded ratably over fiscal 2003 under the new accounting method. The following table shows the effect on the first three quarters of fiscal year 2003 had the Company been on this new accounting method.

                                 Three Months Ended      Three Months Ended     Three Months Ended     Nine Months Ended
                                  December 31, 2002        March 31, 2003         June 30, 2003          June 30, 2003
                               ------------------------- ---------------------  --------------------- -----------------------
                                Net Income      EPS²      Net Income    EPS²     Net Income   EPS²     Net Income    EPS²
                                ------------ -----------  ------------ -------   ----------- --------  ------------ --------
As-Reported                    $       256  $     0.13   $       229  $  0.11   $      400  $   0.19  $       885  $  0.43
Cumulative effect of
   accounting change                   (71)      (0.03)           --      --            --       --           (71)   (0.03)
Quarterly impact of
   accounting change                  (149)      (0.07)           85     0.04          102      0.05           38     0.02
                                ------------    -------   ------------ -------   ----------  --------  ------------ --------
As-Adjusted                    $        36  $     0.02   $       314  $  0.15   $      502  $   0.24  $       852  $  0.41
                                ============ ===========  ============ =======   =========== ========  ============ ========

²EPS amounts are based on diluted shares outstanding
 EPS amounts may not add due to rounding

         The net impact of the new accounting method in the fourth quarter of fiscal 2003 versus our historical method is not expected to be significant.
         Complete pro forma results for the first three quarters of fiscal 2003, assuming the new rules had been in effect, are presented in Table C.

                                                                  FORWARD-LOOKING STATEMENTS
         Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including further restructuring or strategic initiatives and actions relating to the Company's strategic sourcing initiative, as well as from developments beyond the Company's control, including international, political, health concern and military developments that may affect travel and leisure businesses generally and changes in domestic and global economic conditions that may, among other things, affect the performance of the Company's theatrical and home entertainment releases, the advertising market for broadcast and cable television programming and demand for consumer products. Changes in domestic competitive conditions and technological developments may also affect performance of all significant Company businesses.

                                                                              The Walt Disney Company
                                                                         CONSOLIDATED STATEMENTS OF INCOME
                                                                  (unaudited, in millions, except per share data)

                                                              Three Months Ended                Nine Months Ended
                                                                   June 30,                         June 30,
                                                          ------------------------------  --------------------------------
                                                                 2003            2002             2003             2002
                                                          --------------  --------------  ---------------  ---------------

Revenues                                                   $    6,175      $    5,795      $    19,973      $    18,667

Costs and expenses                                             (5,446)         (5,043)         (18,015)         (16,661)

Amortization of intangible assets                                  (2)             (9)             (14)             (14)

Gain on the sale of business                                       16              34               16               34

Net interest expense and other                                   (168)           (185)            (642)            (288)

Equity in the income of investees                                 102              44              243              163

Restructuring and impairment charges                              (15)              -              (15)               -
                                                             -----------     -----------     ------------     ------------

Income before income taxes and minority interests                 662             636            1,546            1,901

Income taxes                                                     (247)           (253)            (591)            (757)

Minority interests                                                (15)            (19)             (70)             (83)
                                                             -----------      -----------     ------------     -----------

Net income                                                 $      400      $      364      $       885      $     1,061
                                                             ===========     ===========     ============     ============

Earnings per share

     Diluted                                               $     0.19      $     0.18      $      0.43      $      0.52
                                                             ===========     ===========     ============     ============

     Basic                                                 $     0.20      $     0.18      $      0.43      $      0.52
                                                             ===========     ===========     ============     ============

Average number of common and common equivalent
  shares outstanding:

     Diluted                                                    2,084           2,046            2,057            2,044
                                                             ===========     ===========     ============     ============

     Basic                                                      2,043           2,041            2,043            2,040
                                                             ===========     ===========     ============     ============

                                                                    The Walt Disney Company
                                                                        SEGMENT RESULTS
                                                                   (unaudited, in millions)

                                              Three Months Ended                           Nine Months Ended
                                                   June 30,                                     June 30,
                                          ----------------------------  ------------  ------------------------------  -----------                                                                    ------------                                  -----------
                                               2003           2002          Change          2003            2002         Change
                                          -------------   ------------  ------------  --------------  --------------  -----------
Revenues:
   Media Networks                         $    2,507      $   2,126           18%     $    8,232      $    7,298          13%
   Parks and Resorts                           1,731          1,847           (6)%          4,764           4,805          (1)%
   Studio Entertainment                        1,440          1,365            5%          5,193           4,693          11%
   Consumer Products                             497            457            9%          1,784           1,871          (5)%
                                            -----------     ----------                   -----------    ------------
                                          $    6,175      $   5,795            7%     $   19,973      $   18,667           7%
                                            ===========     ==========                   ===========    ============
Segment operating income:
   Media Networks                         $      384      $     288           33%     $      841      $      839             -
   Parks and Resorts                             352            467          (25)%            732             934         (22)%
   Studio Entertainment                           71             22            n/m            415             198           n/m
   Consumer Products                              39             51          (24)%            282             312         (10)%
                                            -----------     ----------                   -----------    ------------
                                          $      846      $     828            2%     $    2,270      $    2,283          (1)%
                                            ===========     ==========                   ===========    ============

The Company evaluates the performance of its operating segments based on segment operating income. A reconciliation of segment operating income to income before income taxes and minority interests is as follows:

                                                                    Three Months Ended                 Nine Months Ended
                                                                         June 30,                          June 30,
                                                             --------------------------------  ---------------------------------
                                                                    2003           2002              2003             2002
                                                             ---------------  ---------------  ----------------  ---------------
Segment operating income                                      $       846       $      828       $     2,270      $     2,283
Corporate and unallocated shared expenses                            (117)             (76)             (312)            (277)
Amortization of intangible assets                                      (2)              (9)              (14)             (14)
Gain on the sale of business                                           16               34                16               34
Net interest expense and other                                       (168)            (185)             (642)            (288)
Equity in the income of investees                                     102               44               243              163
Restructuring and impairment charges                                  (15)               -              (15)                -
                                                                ------------     ------------     -------------    -------------
Income before income taxes and minority interests             $       662       $      636       $     1,546      $     1,901
                                                                ============     ============     =============    =============

Depreciation expense is as follows:

                                                                    Three Months Ended                 Nine Months Ended
                                                                         June 30,                          June 30,
                                                             --------------------------------  ---------------------------------
 Depreciation expense:                                            2003            2002               2003             2002
                                                             ---------------  ---------------  ---------------- ----------------
   Media Networks                                             $        43       $       46      $        128      $       137
   Parks and Resorts                                                  189              162               529              484
   Studio Entertainment                                                 9               13                28               34
   Consumer Products                                                   14               15                47               44
                                                                ------------     ------------    --------------    -------------
   Segment depreciation expense                                       255              236               732              699
   Corporate                                                           27               19                80               62
                                                                ------------     ------------    --------------    -------------
   Total depreciation expense                                 $       282       $      255      $        812      $       761
                                                                ============     ============    ==============    =============

Segment depreciation expense is included in segment operating income and corporate depreciation expense is included in corporate and unallocated shared expenses.

                                                                                                                            Table A

                                                                        MEDIA NETWORKS
                                                                   (unaudited, in millions)

Three Months Ended June 30,                                    2003                    2002                Change
-------------------------------------------------------  ------------------      -----------------    -----------------

Revenues:
     Broadcasting                                       $          1,231      $           1,203                2%
     Cable Networks                                                1,276                    923               38%
                                                         ------------------      -----------------

                                                        $          2,507      $           2,126               18%
                                                         ==================      =================
Segment operating income:
     Broadcasting                                       $            183      $              76                n/m
     Cable Networks                                                  201                    212               (5)%
                                                         ------------------      -----------------

                                                        $            384      $             288               33%
                                                         ==================      =================

Depreciation expense:
     Broadcasting                                       $             24      $              26               (8)%
     Cable Networks                                                   19                     20               (5)%
                                                         ------------------      -----------------

                                                        $             43      $              46               (7)%
                                                         ==================      =================

Nine Months Ended June 30,                                     2003                    2002                Change
-------------------------------------------------------  ------------------      -----------------    -----------------

Revenues:
     Broadcasting                                       $          4,202      $            3,907               8%
     Cable Networks                                                4,030                   3,391              19%
                                                         ------------------      -----------------

                                                        $          8,232      $            7,298              13%
                                                         ==================      =================
Segment operating income (loss):
     Broadcasting                                       $            116      $              (14)              n/m
     Cable Networks                                                  725                     853             (15)%
                                                         ------------------      -----------------

                                                        $            841      $              839                 -
                                                         ==================      =================

Depreciation expense:
     Broadcasting                                       $             68      $               75              (9)%
     Cable Networks                                                   60                      62              (3)%
                                                         ------------------      -----------------

                                                        $            128      $              137              (7)%
                                                         ==================      =================

                                                                                                                            Table B

         The following table reflects pro forma net income and earnings per share had the Company elected to record stock option expense based on the fair value approach methodology:

                                                                           Three Months Ended                Nine Months Ended
                                                                                June 30,                         June 30,
                                                                       ----------------------------     ----------------------------
(unaudited, in millions, except per share data)                           2003            2002             2003            2002
                                                                       ------------    ------------     ------------    ------------
Net income:

     As reported                                                      $     400       $     364        $     885       $   1,061

     Pro forma after option expense                                         327             284              672             837

Diluted earnings per share:

     As reported                                                           0.19            0.18             0.43            0.52

     Pro forma after option expense                                        0.16            0.14             0.33            0.41

         These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years. The pro forma amounts assume that the Company had been following the fair value approach since the beginning of fiscal 1996.
         Fully diluted shares outstanding and diluted earnings per share include the effect of in-the-money stock options calculated based on the average share price for the period and assumes conversion of the Company's convertible senior note. The dilution from employee options increases as the Company's share price increases, as shown below:

                                      Total               Incremental          Percentage of        Hypothetical Q3
               Disney              In-the-Money         Diluted Shares        Average Shares              2003
             Share Price             Options                  (1)               Outstanding          EPS Impact (3)
          ------------------    -------------------    ------------------    ------------------    -------------------

     -----------------------------------------------------------------------------------------------------------------
     $          18.91                   40 mil                -- (2)                 --            $       0.00
     -----------------------------------------------------------------------------------------------------------------
                25.00                  121 mil                12 mil               0.59%                  (0.00)
                30.00                  148 mil                24 mil               1.17%                  (0.00)
                40.00                  216 mil                49 mil               2.37%                  (0.00)
                50.00                  224 mil                67 mil               3.23%                  (0.00)

     (1)   Represents the incremental impact on fully diluted shares outstanding assuming the average share prices indicated, using the treasury stock method. Under the treasury stock method, the tax effected proceeds that would be received from the exercise of all in-the-money options are assumed to be used to repurchase shares.
     (2)   Fully diluted shares outstanding for the quarter ended June 30, 2003 total 2,084 million and include the dilutive impact of in-the-money options at the average share price for the period of $18.91 and assumes conversion of the convertible senior note. At the average share price of $18.91, the dilutive impact of in-the-money options was 3 million shares for the quarter.
     (3)   Based upon Q3 2003 earnings of $400 million or $0.19 per share.

                                                                                                                            Table C
                                                                                   The Walt Disney Company
                                                                      PRO FORMA CONSOLIDATED INCOME STATEMENT WORKSHEET
                                                                       (unaudited, in millions, except per share data)

                                                          Three Months       Three Months        Three Months       Nine Months
                                                             Ended              Ended                Ended             Ended
                                                          Dec 31, 2002       Mar 31, 2003        June 30, 2003     June 30, 2003
                                                      -------------------------------------- --------------------------------------
 Revenues:
     Media Networks                                    $       2,944      $       2,653       $       2,709      $       8,306
     Parks and Resorts                                         1,548              1,485               1,731              4,764
     Studio Entertainment                                      1,891              1,862               1,440              5,193
     Consumer Products                                           787                500                 497              1,784
                                                        -----------------  -----------------   -----------------  -----------------
                                                       $       7,170      $       6,500       $       6,377      $      20,047
                                                        =================  =================   =================  =================
 Segment operating income:
     Media Networks                                    $         (71)     $         400       $         586      $         915
     Parks and Resorts                                           225                155                 352                732
     Studio Entertainment                                        138                206                  71                415
     Consumer Products                                           190                 53                  39                282
                                                        -----------------  -----------------   -----------------  -----------------
                                                                 482                814               1,048              2,344

 Corporate and unallocated shared expenses                      (102)               (93)               (117)              (312)
 Amortization of intangible assets                                (5)                (7)                 (2)               (14)
 Gain on the sale of business                                      -                  -                  16                 16
 Net interest expense and other                                 (296)              (178)               (168)              (642)
 Equity in the income of investees                                90                 51                 102                243
 Restructuring and impairment charges                              -                  -                 (15)               (15)
                                                        -----------------  -----------------   -----------------  -----------------
 Income before income taxes, minority interests and              169                587                 864              1,620
   cumulative effect of accounting change
 Income taxes                                                    (77)              (219)               (322)              (618)
 Minority interests                                               15                (54)                (40)               (79)
                                                        -----------------  -----------------   -----------------  -----------------
 Income before cumulative effect of accounting change            107                314                 502                923
 Cumulative effect of accounting change:
     EITF 00-21                                                  (71)                 -                   -                (71)
                                                        -----------------  -----------------   -----------------  -----------------
 Net income                                            $          36      $         314       $         502      $         852
                                                        =================  =================   =================  =================

 Earnings per share before cumulative effect of
   accounting change:
     Diluted                                           $        0.05      $        0.15       $        0.24      $        0.45
                                                        =================  =================   =================  =================
     Basic                                             $        0.05      $        0.15       $        0.25      $        0.45
                                                        =================  =================   =================  =================

 Earnings per share including cumulative effect of
   accounting change:
     Diluted                                           $        0.02      $        0.15       $        0.24      $        0.41
                                                        =================  =================   =================  =================
     Basic                                             $        0.02      $        0.15       $        0.25      $        0.42
                                                        =================  =================   =================  =================

The impact of the cumulative effect of accounting change is $0.03.  The difference between earnings before the cumulative effect of accounting change and earnings including the cumulative effect of accounting change for the nine months is $0.04 due to rounding.

                                                                                 The Walt Disney Company
                                                               PRO FORMA CONSOLIDATED INCOME STATEMENT WORKSHEET-continued
                                                                     (unaudited, in millions, except per share data)

The following table provides supplemental revenue and operating income detail for the Media Networks segment:

                                                          Three Months       Three Months        Three Months       Nine Months
                                                             Ended              Ended                Ended             Ended
                                                          Dec 31, 2002       Mar 31, 2003        June 30, 2003     June 30, 2003
                                                      -------------------  -----------------   -----------------  -----------------

 Revenues:
       Broadcasting                                    $       1,564      $       1,407       $       1,231      $       4,202
       Cable Networks                                          1,380              1,246               1,478              4,104
                                                        -----------------  -----------------   -----------------  -----------------
                                                       $       2,944      $       2,653       $       2,709      $       8,306
                                                        =================  =================   =================  =================

 Segment operating income (loss):
       Broadcasting                                    $          38      $        (105)      $         183      $         116
       Cable Networks                                           (109)               505                 403                799
                                                        -----------------  -----------------   -----------------  -----------------
                                                       $         (71)     $         400       $         586      $         915
                                                        =================  =================   =================  =================

Note 1     The impact of the new accounting method in the fourth quarter of fiscal 2003 versus the historical method is not expected to be significant. The increase in revenues and net income in the fourth quarter of 2003 from the new accounting method's ratable recognition of affiliate revenue throughout the year (for NFL games aired in the fourth quarter of fiscal 2002 and first quarter of fiscal 2003) will be offset by the impact of not recognizing NFL revenues that, under the historical method, the Company would have recorded in the fourth quarter of fiscal 2003 as the games are aired.

Note 2     The accounting change has no impact on the Company's cash flows.